UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2024

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
10368 Westmoor Dr, Westminster, CO 80021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On August 14, 2024, Trimble Inc. (“Trimble”) reconvened its 2024 annual meeting of stockholders (the “2024 Annual Meeting”) for the sole purpose of adjourning the meeting.
As previously disclosed, Trimble originally convened its 2024 Annual Meeting on May 30, 2024 and immediately thereafter adjourned the meeting to August 14, 2024. At the reconvened meeting on August 14, 2024, stockholders approved, by vote of the proxy holder, the proposal to again adjourn the meeting, this time until September 30, 2024. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Vote
227,463,329	0	0	0
Accordingly, the 2024 Annual Meeting will be reconvened at 10:00 a.m. Mountain time on Monday, September 30, 2024. The meeting will be held solely by means of remote communication.
The record date for determining stockholder eligibility to vote at the Annual Meeting remains the close of business on April 1, 2024. Proxies previously submitted will be voted at the Annual Meeting unless properly revoked, and stockholders who have already submitted a proxy or otherwise voted and who do not wish to change their vote do not need to take any action. Stockholders who wish to change their vote may do so by internet or by phone up to 11:59 p.m. Eastern time on Sunday, September 29, 2024 for shares held directly and up to 11:59 p.m. Eastern time on Thursday, September 26, 2024 for shares held in a plan or virtually at the time of the reconvened meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Date: August 14, 2024	By:	/s/ Jennifer A. Allison
Jennifer A. Allison
General Counsel and Secretary